Exhibit 32.2
Certification Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)
     The undersigned, as the chief financial officer of ARRIS Group, Inc., certifies that to the best of his knowledge the Quarterly Report on Form 10-Q for the period ended June 30, 2008, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of ARRIS Group, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose.
Dated this 7th day of August, 2008.

/s/ David B. Potts David B. Potts Executive Vice President, Chief Financial Officer, Chief Accounting Officer, and Chief Information Officer

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